UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2015, Angela Courtin resigned as a director of Vapor Corp. (the “Company”) in order to devote more time to other professional obligations. Ms. Courtin’s decision to resign was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

On June 5, 2015, the Company, upon the recommendation of the Nominating and Corporate Governance Committee, appointed William Conway III as a director to replace Ms. Courtin. Since 2008, Mr. Conway has served in management positions with City Furniture, with the latest being Director of Operations and Customer Service. Mr. Conway was also appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Company as an independent director in conformity with the Nasdaq Stock Market Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: June 9, 2015	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer